Exhibit 10.5

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

MASTER SERVICES AGREEMENT

AGREEMENT	made on the 15th day of November, 2007 (“Effective Date”)

BETWEEN

ICON Clinical Research, L. P.,

a Delaware limited partnership, located at

700 Veterans Circle, Suite 400

Warminster, PA 18974

acting for and on behalf of itself and its corporate affiliates (hereinafter called “ICON”)

AND

Corcept Therapeutics Incorporated, a Delaware corporation, located at

149 Commonwealth Drive

Menlo Park, California 94025

(hereinafter called “CORCEPT” and, together with ICON, the “Parties,” and each of CORCEPT and ICON, a “Party”)

RECITALS:

A.	WHEREAS, ICON is a Delaware partnership and is a contract research organization (“CRO”) engaged in the business of providing personnel and expertise to the pharmaceutical, biotechnology, and medical device industries worldwide in the areas of management of clinical trials, data management, statistical analysis and reporting of clinical studies; and

B.	WHEREAS, CORCEPT is a Delaware corporation and is engaged in the development of pharmaceutical products; and

C.	WHEREAS, CORCEPT may wish to retain the services of ICON from time to time to perform clinical research and related services in connection with certain clinical research projects (each individually, a “Project”), as are specified in separate project contracts in accordance with the terms of this Master Agreement (“Project Contracts”) and each protocol attached as an exhibit to the Project Contract (“Protocol”); and

D.	WHEREAS, the Parties desire to agree upon various terms and conditions that will govern their business relationship for the term specified herein in connection with clinical research projects conducted by CORCEPT.

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CORCEPT	Page 1

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1	SERVICES & OBLIGATIONS OF THE PARTIES:

1.1	Purpose – The purpose of this document is to establish a master services agreement between ICON and CORCEPT (the “Master Agreement”) for the provision of services relating to the management and conduct of clinical drug studies carried out by or on behalf of CORCEPT as set forth in exhibits to the Project Contract (the “Services”).

1.2	Competitive Bid – Whenever CORCEPT wishes ICON to work on a Project under this Master Agreement, CORCEPT will invite ICON by means of a request for proposal (“RFP”), to bid competitively on such Project. CORCEPT and ICON will subsequently meet to discuss the specifications, responsibilities, costs and other pertinent aspects of the Project outlined in the RFP, and ICON will provide a competitive offer document, which shall include a cost proposal and assumptions applicable to that Project showing all direct ICON costs, as well as pass-through costs.

1.3	Contract Execution – CORCEPT shall notify ICON if it would like ICON to perform a Project under this Master Agreement based on ICON’s competitive offer document delivered to CORCEPT pursuant to Section 1.2 of this Master Agreement. Within sixty (60) days after such written notice is delivered to ICON, the Parties shall negotiate, and make their respective commercially reasonable efforts to complete negotiations, in good faith to finalize and execute a definitive Project Contract for such Project. In the event that the Parties reach agreement with respect to a particular Project, the Parties shall execute a Project Contract substantially in the form of Attachment A hereto (Sample Project Contract) with respect to such Project.

1.4	Collective Agreement – Upon execution of a Project Contract, such Project Contract shall be attached to this Master Agreement. The Master Agreement and such Project Contract shall collectively, independent from any other Project Contracts, constitute the entire agreement for the specific Project pertaining to such Project Contract. This Master Agreement shall be deemed to apply to each such Project Contract so executed as fully and with like effect as though this Master Agreement was re-executed at the time such Project Contract is executed. No Project Contract shall be attached to this Master Agreement without first being executed by the Parties.

1.5	Master Agreement to Prevail – Except as set forth in the last sentence of Section 3.6 of this Master Agreement, to the extent there is any conflict between the terms of this Master Agreement and a separate Project Contract, the terms of this Master Agreement shall govern unless such Project Contract specifically refers to this Master Agreement and specifically identifies the Section(s) to be modified in this Master Agreement. Any such amendment shall apply only to the Project(s) pertaining to such Project Contract and shall not act as an amendment of this Master Agreement as it relates to any prior or subsequent Project Contract.

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.6	Provision of Services – ICON hereby agrees that it will perform all Services set out in this Master Agreement, as the same may be amended and/or supplemented from time to time, in accordance with any applicable deadlines set forth herein and/or in the applicable Project Contract, or as may be subsequently agreed in writing between the Parties. ICON shall perform all Services in good faith and to the best of its ability at places and times set forth herein and/or in the applicable Project Contract, or as may be subsequently agreed in writing between the Parties. In performing the Services, ICON shall comply with any Protocol attached as an exhibit to the applicable Project Contract insofar as such Protocol may apply to the provision of any Services under this Master Agreement and/or under any applicable Project Contract, and published guidelines and other generally accepted standards of good clinical practice and good medical practice; all applicable federal, state and local laws, rules, regulations, guidance and guidelines, including ICH guidelines, relating to the conduct of clinical investigations and including, but not limited to, the Federal Food, Drug and Cosmetic Act, as amended; and such other laws, rules, regulations and guidelines pertaining to clinical investigations and the use of Study Drugs in humans, including, as may be applicable to Services, 21 C.F.R. Parts 50, 54, 56 and 312 (the “Applicable Law, Regulations, Guidelines and Standards”).

1.7	Performance by Affiliates – The Parties recognize that each Party may perform some or all of its obligations under this Master Agreement through affiliates; provided, however, that each Party shall remain responsible for the performance by its affiliates and shall cause its affiliates to comply with the provisions of this Master Agreement in connection with such performance.

1.8	Antecedent Services – In the event that ICON, in good faith and at the request of CORCEPT, provides services to CORCEPT prior to, or in contemplation of, the formal execution of a Project Contract (such services hereinafter referred to as “Antecedent Services”) with respect to any Project intended by the Parties to be governed by the terms of this Master Agreement, ICON shall be entitled to payment by CORCEPT with respect to any services so provided, notwithstanding that such Project Contract shall not have been formally executed by the Parties at the time of provision of such services. In the absence of agreement to the contrary, ICON shall invoice CORCEPT monthly with respect to any such Antecedent Services, and such invoices shall be due and payable within thirty (30) days after receipt by CORCEPT. Additionally, ICON will not guarantee the continued availability of the staff assigned to the Project beyond sixty (60) days after commencement of such antecedent services without the execution of a signed, written definitive agreement as contemplated in Section 1.3 of this Master Agreement.

1.9	Drug and Device Supplies – In the event that a particular Project Contract requires the delivery to ICON of any drugs or medical devices, CORCEPT shall use reasonable efforts to supply sufficient clinical supplies of any such drugs and/or medical devices as necessary to conduct the Project set forth in such Project Contract.

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CORCEPT	Page 3

(a)	CORCEPT or representative of CORCEPT will ship any such drugs and/or medical devices properly packaged and labeled either to ICON for distribution to the investigators participating under this Master Agreement (the “Investigators”) in such Project or directly to such Investigators. CORCEPT represents and warrants that all necessary approvals under the United States Food, Drug and Cosmetic Act, the regulations promulgated thereunder and other state and federal regulatory approvals shall be obtained prior to the shipment of any such drugs and/or medical devices.

(b)	Any and all such drugs and/or medical devices shall remain the exclusive property of CORCEPT until administered or dispensed to patients during the course of the applicable Project. In no event shall any such drugs and/or medical devices be used by ICON for any purpose other than as expressly set forth in the applicable Protocol, or be provided to any person other than an Investigator. For purposes of a Project, ICON shall use only the labeling for such drugs and/or medical devices as is specified in the Investigator’s brochure (including any amendments thereto) or otherwise provided in writing by CORCEPT.

(c)	Within thirty (30) days after the completion of a Project, ICON will provide to CORCEPT a written accounting of all clinical supplies used in such Project. ICON will use its best efforts to return all unused drugs and/or medical devices provided by CORCEPT under this Section 1.9 unless otherwise instructed by CORCEPT. During each Project, ICON will assure that the Investigators maintain records of (i) the dates and amounts of such drugs and/or medical devices received by Investigators; (ii) the dates, amounts and subjects to whom such drugs and/or medical devices have been dispensed; (iii) the dates and amount of such drugs and/or medical devices broken, spilled or lost; and (iv) the dates and amounts of such drugs and/or medical devices being returned.

1.10	Notice of Regulatory Action – In the event of an FDA or other state or governmental authority action, inspection, inquiry or other contact relating to any Project, ICON shall within twenty-four (24) hours of learning of such action, inspection, inquiry or other contact, notify CORCEPT and shall within two (2) business day after such items are made available to it furnish CORCEPT with copies of all reports, analyses and correspondence, including warning letters and FDA Forms 483 of adverse findings, regulatory letters or similar notifications, relating to such actions, inspections or inquiries that involve such Project.

1.11

Further Compliance – Upon request by any relevant regulatory agency or other government authority, or upon written request by any authorized officer or employee of CORCEPT, ICON shall permit such officer or employee, at reasonable times and during ICON’s normal business hours, to have access to and copy and verify any

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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data records and reports in ICON’s possession or under ICON’s custody or control relating to the Project and, upon written request, shall submit such data records or reports or copies thereof to CORCEPT or such regulatory agency or other government authority, as applicable.

2	RELATIONSHIP BETWEEN THE PARTIES:

2.1	Independent Contractor – In undertaking to perform its Services hereunder, ICON is doing so as an independent contractor, and nothing in this Master Agreement shall be construed as creating any relationship of partnership, joint venture or agency as and between the Parties. No relationship of employer or employee shall arise or be created under this Master Agreement as and between CORCEPT and ICON and/or any personnel (including without limitation independent contractors, consultants, employees, and agents) engaged by ICON to perform the Services (“ICON Personnel”). ICON Personnel shall not be eligible for any CORCEPT employee benefits, nor shall CORCEPT be obliged to make any deductions from ICON’s fees for taxes, such taxes being the sole responsibility of ICON. Neither ICON nor CORCEPT shall have any authority by virtue of this Master Agreement to contract or otherwise act on behalf of the other. Neither ICON nor CORCEPT shall represent itself as an agent of the other.

2.2	Staffing Warranties – ICON shall be responsible for providing all ICON Personnel involved in each Project undertaken by it hereunder, as well as any necessary replacements. ICON represents, warrants and covenants that (a) it shall provide appropriately trained ICON Personnel, qualified by education and experience to manage and monitor each Project; (b) that ICON Personnel have, and at all times during the term of this Master Agreement shall have, appropriate licenses, approvals and certifications necessary to safely, adequately and lawfully perform their obligations under this Master Agreement; (c) that neither ICON nor ICON Personnel is subject to any conflicting obligations or legal impediments that might materially impair the performance of the applicable Project or that might impair the acceptance of the resulting data by the FDA, and no such obligations or impediments will be incurred or permitted during the course of this Master Agreement without the prior written approval of CORCEPT, and (d) all ICON Personnel have executed or will execute agreements that require assignment to ICON or CORCEPT, as the sole owner, of all right, title, and interest in, to, and under any and all of their inventions and discoveries, whether or not patentable, made during the conduct of the Services.

2.3	Personnel Assigned – The initial Project team assigned to an applicable Project shall be acceptable to and approved by CORCEPT in advance of the start of the Project. The Services with respect to each Project shall be performed by ICON under the direction of the person identified as the project manager (the “Project Manager”) in the applicable Project Contract or any other person designated as the Project Manager as agreed in writing between ICON and CORCEPT.

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CORCEPT	Page 5

2.4	Change of Personnel – ICON agrees to use best efforts to ensure the continuity of competent personnel assigned to provide services under this Master Agreement. ICON reserves the right to change any assigned ICON Personnel provided that:

(a)	[*]; and

(b)	ICON Personnel proposed for replacement shall have substantially equivalent qualifications as the personnel being replaced; and

(c)	CORCEPT shall have the right to meet any replacement personnel prior to their appointment to a study provided that in all cases agreed timelines shall not be adversely affected by such meeting or interview.

2.5	Corporate Affiliates of ICON Permissible – CORCEPT agrees that ICON may use the services of ICON’s corporate affiliates to fulfill ICON’s obligations under such Project Contract as provided in this Section 2.5. Any affiliates so used shall be subject to all of the terms and conditions applicable to ICON under this Master Agreement. For the purposes of this provision a “corporate affiliate” of ICON or CORCEPT shall mean a company that, directly or indirectly, controls, is controlled by or is under common control with ICON or CORCEPT, respectively. Control means ownership of [*] of the capital stocks or the voting rights of the respective company. To the extent that any Services to be performed under this Master Agreement and/or under any applicable Project Contract are to be Services performed by ICON Central Laboratories, the provisions of Attachment B (Laboratory Services Appendix) shall apply to such Services in addition to the provisions of this Master Agreement.

2.6	Staff Solicitation – During the term of this Master Agreement, and for one (1) year thereafter, CORCEPT agrees not to solicit, directly or indirectly, any employee of ICON for employment with CORCEPT, whether as an employee, independent contractor, or otherwise. If CORCEPT breaches this provision, as CORCEPT’s sole liability for such breach, CORCEPT agrees to pay ICON [*]. In the event of such transfer during the term of this Master Agreement, CORCEPT shall additionally reimburse ICON [*]. For purposes of this Section 2.6, “solicit” shall not be deemed to mean (a) circumstances where an employee of ICON initiates contact with CORCEPT or any of its affiliates with regard to possible employment or (b) general solicitations of employment not specifically targeted at employees of ICON, including without limitation responses to general advertisements.

2.7	Institution Contract Format – If a particular Project Contract obliges ICON to contract with Investigators, investigative sites or hospital administrators/directors (collectively, the “Institutions”), or facilitate CORCEPT’s contracting with any of the Institutions (or other independent contractors such as central laboratories), then any such contract shall be in a form mutually acceptable to CORCEPT and ICON, which contract shall include, without limitation, provisions addressing the specific duties and standards of the Parties, confidentiality, indemnification, ownership of intellectual property and debarment certification.

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CORCEPT	Page 6

3	TERM & TERMINATION

3.1	Term of Master Agreement – This Master Agreement shall commence on the Effective Date and shall continue for a period of five (5) years, unless and until terminated by either ICON or CORCEPT under Section 3.3 of this Master Agreement. Notwithstanding any such expiration pursuant to this Section 3.1 or early termination pursuant to Section 3.3 of this Master Agreement, the terms and conditions of this Master Agreement and each applicable Project Contract shall continue to apply with respect to each Project Contract executed prior to the effective date of termination of this Master Agreement, and the Parties shall continue to perform in accordance with this Master Agreement and such Project Contract until completion of the applicable Project.

3.2	Agreement Renewable – This Master Agreement shall be renewable upon terms and conditions mutually acceptable to the Parties.

3.3	Early Termination – This Master Agreement and/or any Project Contract promulgated hereunder is subject to earlier termination:

(a)	by mutual written consent of both Parties;

(b)	by either ICON or CORCEPT if the other Party commits any breach of any of the provisions of this Master Agreement and/or any Project Contract, and, in the case of a breach capable of remedy, fails to remedy the same within thirty (30) days after receipt of a written notice giving full particulars of the breach and confirming the intention to terminate if not remedied;

(c)	immediately, if either ICON or CORCEPT shall become bankrupt or insolvent or if all or a substantial part of its business or assets shall be placed in the hands of a Receiver, Administrator, Administrative Receiver, Trustee in Bankruptcy or similar or analogous officer or an insolvency practitioner, whether by its voluntary act or otherwise;

(d)	immediately, if in the reasonable opinion of either ICON or CORCEPT such termination is necessary to protect the safety of patients participating in the clinical drug studies carried out in connection with the Services or to avoid violation of Applicable Law, Regulations, Guidelines and Standards;

(e)	as to this Master Agreement, [*] at will, upon ninety (90) days prior written notice to [*]; provided, however, that, if this Master Agreement is terminated for reasons of patient safety, the ninety (90) day notice requirement shall not apply to such termination and such termination shall be effective immediately upon written notice; or

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(f)	as to any Project Contract entered into pursuant to this Master Agreement, [*] upon sixty (60) days prior written notice to [*]; provided, however, that, if the Project Contract is terminated for reasons of patient safety, the sixty (60) day notice requirement shall not apply to the Project Contract termination and Project Contract termination shall be effective immediately upon written notice.

3.4	Survival of Rights on Termination – The expiration or earlier termination of this Master Agreement for whatever reason shall not affect the accrued rights of either CORCEPT or ICON arising under or out of this Master Agreement, and all provisions which are expressed to or by implication survive this Master Agreement shall remain in full force and effect. Notwithstanding anything to the contrary in this Master Agreement, the following Sections shall survive expiration or early termination of this Master Agreement: Sections 1.8(b), 1.8(c), 1.9, 1.10, 2.1, 2.6 (for the term set forth therein), 3.4, 3.5, 3.7, 4 (solely to the extent payments have accrued prior to the effective data of expiration or early termination, as applicable, and remain unpaid), 5 (for the term set forth therein), 6, 7.5, and 8 of this Master Agreement.

3.5	Return of Materials on Termination – Following expiration or termination of this Master Agreement for any reason, ICON shall promptly deliver to CORCEPT all documents, data and materials in whatever form (including without limitation any reproductions of same) of any nature pertaining to ICON’s provision of Services under this Master Agreement and/or pertaining to any Confidential Information of CORCEPT as described in Section 5 of this Master Agreement. Notwithstanding the foregoing, ICON may retain, solely for the purpose of determining the scope of its obligations under this Master Agreement, one (1) copy of documents, data or other materials generated hereunder.

3.6	Separate Termination Provisions – Notwithstanding the above, each Project Contract entered into pursuant to this Master Agreement may be terminated in accordance with its own termination provisions, if any. The provisions of this Master Agreement shall remain unaffected by such separate termination of individual Project Contracts. In the event of any conflict in any termination provision of a Project Contract and this Master Agreement, the termination provisions contained in the applicable Project Contract shall govern; provided that such Project Contract specifically refers to this Master Agreement and specifically identifies the termination Section(s) to be modified in this Master Agreement.

3.7	Transition Upon Termination – Upon termination, ICON agrees to cooperate with CORCEPT to provide for an orderly wind-down of the Services provided by ICON hereunder and, at CORCEPT’s request, to promptly assign to CORCEPT (or its designee) any subcontracts or other arrangements which ICON may have entered into in connection with ICON’s provision of Services and to cooperate with CORCEPT in good faith to facilitate the transition of such subcontracts or arrangements and the Services to be performed thereunder to CORCEPT.

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CORCEPT	Page 8

4	PAYMENT

4.1	Budget/Schedule of Fees – A budget and schedule of fees and payments for the provision of the Services, as agreed between the Parties, shall be included in each Project Contract and shall be attached to this Master Agreement. CORCEPT shall pay ICON with respect to Services provided in accordance with the terms and conditions set out in each applicable Project Contract, each budget and schedule and in accordance with the terms and conditions of this Master Agreement.

4.2	Payment Terms – Any invoices submitted by ICON to CORCEPT shall include documentation and/or detail agreed upon by the Parties, and shall be due and payable within thirty (30) days after receipt by CORCEPT. Invoices may reference milestones and/or deliverables completed, including dates completed, as specified in the Project Contract. All pass-through costs shall be itemized in a form and in such detail as is agreed between the Parties as set forth in the Project Contract. Taxes (and any penalties thereon) imposed on any payment made by CORCEPT to ICON shall be the responsibility of ICON. Invoices will be submitted to CORCEPT’s representative as specified in the Project Contract.

(a)	CORCEPT shall provide an upfront payment of [*] set forth in the budget. CORCEPT shall not be obligated to make any upfront payments for pass-through costs, which shall be invoiced monthly as costs are incurred, or for investigator grants, which shall be wired by CORCEPT as needed. ICON shall submit to CORCEPT an invoice describing the Services provided and costs incurred during a particular month on a monthly basis and CORCEPT shall pay all invoiced amounts within thirty (30) days after receipt of such invoice. Interest may be charged in the amount of one percent (1%) per month (or part thereof) with respect to all invoices paid later than thirty (30) days after receipt by CORCEPT. Within sixty (60) days after the end of each Project, any funds in excess of the amounts set forth in the budget for such Project paid to ICON by CORCEPT with respect to such Project shall be returned to CORCEPT.

(b)	If any portion of an invoice is disputed, the Parties shall use good faith efforts to reconcile differences or discrepancies with regard to any disputed amount of such invoice as soon as practicable. For clarity, CORCEPT shall pay all undisputed amounts under such invoice in accordance with Section 4.2(a) of this Master Agreement within thirty (30) days after receipt by CORCEPT of such invoice.

4.3

Change Notices/Orders – Any material change initiated by CORCEPT in the details of a Project Contract promulgated under this Master Agreement or the assumptions upon which such Project Contract is based (including, but not limited to, changes in an agreed starting date for a Project or suspension of such Project by CORCEPT) or a delay in the provision of Project materials or information by CORCEPT may require changes in the budget and/or timelines, and shall require a written amendment to the Project Contract (a “Change Order”). Each Change Order shall

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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detail the requested changes to the applicable task, responsibility, duty, budget, timeline or other matter. The Change Order will become effective as an amendment to the relevant Project Contract and this Master Agreement upon the execution of the Change Order by both Parties’ authorized representatives, and ICON will be given a reasonable period of time within which to implement the changes. ICON shall be under no obligation to provide additional resources or Services in the absence of agreement between the Parties with respect to the costs of such resources or Services. [*]. Each of ICON and CORCEPT agree to act promptly and in good faith when considering a Change Order requested by the other Party.

4.4	Payment for Premature Termination – In the event that a Project Contract is terminated prior to conclusion of the Project for any reason, then:

(a)	in lieu of amounts otherwise payable under Sections 4.1 through 4.3 of this Master Agreement, CORCEPT shall pay ICON (i) a pro rata payment in accordance with the budget and schedule set forth in the Project Contract based on the amount of services provided by ICON through the effective date of termination pursuant to the terms of the Project Contract and (ii) a cancellation fee of [*] in compensation to ICON to cover staff reallocation costs, not to exceed [*].

(b)	if the amount paid by CORCEPT to ICON in connection with the Project exceeds such pro rata amount described in Section 4.4(a)(i) of this Master Agreement, then ICON shall promptly refund such excess to CORCEPT, and if the amount already paid by CORCEPT to ICON in connection with the Project is less than such pro rata amount, then CORCEPT shall promptly pay the total amount then due to ICON;

(c)	Any payment by CORCEPT required under this Section 4.4 shall be made within thirty (30) days after CORCEPT’s receipt of ICON’s itemized statement. Any refund by ICON to CORCEPT required under this Section 4.4 shall be made within sixty (60) days after the earlier of termination or expiration (i) this Master Agreement or (ii) of the applicable Project Contract.

(d)	Notwithstanding the foregoing, in the event of termination of this Master Agreement and/or a Project Contract for reasons of patient safety, ICON shall promptly be paid in full for all work and services performed in connection with any and all Projects completed prior to the effective date of such termination and/or any and all ongoing Project Contracts, including without limitation all pass-through expenses and all ICON fees as of the date work on such Projects are actually concluded, to the extent such expenses are non-cancellable or non-recoverable, and ICON shall use all reasonable efforts to conclude any such Projects as expeditiously as practical and in accordance with all Applicable Law, Regulations, Guidelines and Standards, including without limitation those of the FDA.

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(e)	Termination of this Master Agreement by a Party shall not be an exclusive remedy, and each Party retains the right to seek all other remedies available to the terminating Party in equity and at law.

4.5	Address for Payments – All payments required to be made to ICON by CORCEPT shall be in the form of a check drawn on a U.S. bank, payable to ICON Clinical Research L. P. Checks shall be mailed to:

[Address redacted.]

5	CONFIDENTIALITY AND INTELLECTUAL PROPERTY

5.1	Confidential Information – In furtherance of the conduct of the Project Contracts conducted under this Master Agreement, it may be necessary or desirable for the Parties to disclose proprietary, trade secret and/or other Confidential Information (as defined in Section 5.2 of this Master Agreement) to one another or to Institutions and Investigators participating in the Projects conducted under this Master Agreement. All such Confidential Information shall remain the property of the Party disclosing same. Each of ICON and CORCEPT agrees that any such Confidential Information disclosed to it or to its employees, agents and contractors, shall only be used in connection with the legitimate purposes of this Master Agreement and shall be disclosed only to those who have a need to know it and are obligated to keep same in confidence, and shall be safeguarded with all reasonable care.

5.2	Definition of Confidential Information – For the purposes of this Master Agreement, “Confidential Information” shall mean any and all confidential information of the disclosing Party in whatever form, including without limitation information pertaining to trade secrets, ideas, processes, programs and all tangible and intangible information relating to formulations, products, processes, know-how, designs, formulas, methods, developmental or experimental work, clinical data, improvements, discoveries, pending or potential patent claims and any information derived therefrom, plans for research, new products, marketing and selling plans, business plans, budgets and unpublished financial statements, licenses, pricing and costing information, identities of suppliers, customers or clients and information regarding the skills and compensation of employees or other consultants of CORCEPT or ICON, as applicable. Any and all information pertaining to any and all CORCEPT Inventions (as defined in Section 5.8 of this Master Agreement), and/or drugs and/or medical devices provided by CORCEPT to ICON, shall be deemed to be Confidential Information of CORCEPT.

5.3

Undertaking by ICON Not to Disclose – ICON specifically undertakes and warrants that (a) it (either by itself or through any of its employees, independent contractors, consultants, or agents, or with or through any person, including without limitation ICON Personnel), during the period of this Master Agreement and for a period of five (5) years thereafter, shall not use, disclose, publicize, disseminate, promote or advertise or permit to be disclosed to any third party, or otherwise make use of or permit to be made use of (other than with the prior written consent of

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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CORCEPT, as may be required by applicable law, or as permitted in Sections 5.6 and 5.7 of this Master Agreement), any Confidential Information of CORCEPT, and (b) all of ICON’s employees, independent contractors, consultants, and agents (including without limitation ICON Personnel) who will participate in the performance of the Services have executed or will execute agreements that obligate such individual to maintain as confidential any Confidential Information relating to the Services or Confidential Information of CORCEPT.

5.4	ICON to Bind Other Parties – ICON shall be responsible for binding to the terms and conditions of this Master Agreement and, in accordance herewith, shall be responsible for ensuring that employees, independent contractors, consultants, or agents, or any other persons, including without limitation ICON Personnel, who receive Confidential Information of CORCEPT through it, are bound under the terms of this Master Agreement. Any breach of Section 5.3 of this Master Agreement by such employees, independent contractors, consultants, or agents, or any other persons, including without limitation ICON Personnel, shall be deemed a breach of this Master Agreement by ICON.

5.5	Undertaking by CORCEPT Not to Disclose – CORCEPT undertakes and warrants not (either by itself or through any of its employees, independent contractors, consultants, or agents, or with or through any person, including without limitation CORCEPT employees), during the period of this Master Agreement and for a period of five (5) years thereafter, to disclose, publicize, disseminate, promote, advertise or permit to be disclosed to any third party, or otherwise make use of or permit to be made use of (other than with the prior written consent of ICON, as may be required by applicable law, or as permitted in Sections 5.6 and 5.7 of this Master Agreement), any Confidential Information of ICON. Any breach of this Section 5.5 by such employees, independent contractors, consultants, or agents, or any other persons, including without limitation CORCEPT employees, shall be deemed a breach of this Master Agreement by CORCEPT.

5.6	Exclusions – The confidentiality obligations of the Parties in Sections 5.1 through 5.5 of this Master Agreement shall not extend to any portion of Confidential Information that:

(a)	is or becomes generally available to the public otherwise than by reason of a breach by the recipient of Sections 5.1 through 5.5 of this Master Agreement; or

(b)	is known to the recipient Party and is at its free disposal prior to its receipt from the other Party, as demonstrated by competent written records; or

(c)	is developed independently by the recipient Party without use of or knowledge of Confidential Information, as demonstrated by competent written records; or

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(d)	is subsequently disclosed to the recipient Party without being made subject to an obligation of confidence by a third party; or

(e)	is disclosed by ICON to a third party solely to the extent necessary for the purposes contemplated by this Master Agreement and subject to such third party agreeing in writing to be bound to terms of confidentiality and non-use no less protective than those contained herein, ICON using all reasonable efforts to ensure that such third party keeps the same confidential, and such third party does not use such portion of Confidential Information of CORCEPT except for the purposes for which the disclosure is made.

5.7	Disclosure by Law – Any portion of Confidential Information required by law to be disclosed, may be disclosed to the extent so required; provided that the Party making such disclosure of the other Party’s portion of Confidential Information shall give maximum practical advance notice of same to the other Party hereunder and shall request maximum protective confidential treatment of such disclosure from the recipient thereof as may be afforded by law.

5.8	CORCEPT Inventions – Neither anything contained in this Master Agreement, nor the delivery of any information to ICON, shall be deemed to grant ICON any right or license under any intellectual property, including without limitation any patent, patent application, or know-how, technology, or invention of CORCEPT. Except as set forth in this Master Agreement, neither anything contained in this Master Agreement, nor the delivery of any information to CORCEPT, shall be deemed to grant CORCEPT any right or license under any intellectual property, including without limitation any patent, patent application, or know-how, technology, or invention of ICON. Any inventions or discoveries, innovations, data, designs, technology, suggestions, ideas and reports, whether or not patentable, based on or derived from [*] or made or developed by either Party (including, for clarity, CORCEPT’s personnel or ICON Personnel) [*] (“CORCEPT Inventions”) shall be the sole property of CORCEPT. ICON shall promptly disclose to CORCEPT any CORCEPT Inventions of which it becomes aware. ICON hereby assigns, and shall assign, to CORCEPT any and all right, title, and interest in, to, and under CORCEPT Inventions and any intellectual property rights therein. All of ICON’s employees, independent contractors, consultants, and agents (including without limitation ICON Personnel) who will participate in the performance of the Services have executed or will execute agreements that obligate such individual to assign to ICON all CORCEPT Inventions so that ICON can assign such CORCEPT Inventions to CORCEPT as provided in this Section 5.8.

5.9

Ownership of Data Processing and Technology Management Systems – Other than CORCEPT Inventions, it is recognized and understood that the existing inventions and technologies, including, but not limited to, data processing and technology management systems, of CORCEPT and ICON are their separate property, respectively, and are not affected by this Master Agreement, and neither Party shall have any claims to or rights in such existing inventions and technologies

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CORCEPT	Page 13

of the other Party. Subject to any underlying rights of third parties with respect to data processing and technology management systems and/or any addenda to such systems (including but not limited to hardware, software, written materials manifested in programs, documentation, design, discoveries or improvements), [*] prepared or developed by ICON specifically for CORCEPT’s use only pursuant to this Master Agreement [*] shall be the exclusive property of CORCEPT. Except as subject to third party rights as described above in this Section 5.9 and except for existing inventions and technologies of ICON as described in the first sentence of this Section 5.9, ICON hereby assigns, and shall assign, to CORCEPT any and all of ICON’s right, title, and interest in, to, and under [*] and all intellectual property rights therein. For clarity:

(a)	The disks and/or tapes upon which the clinical data generated from the performance of the Projects conducted under this Master Agreement are entered and stored are the property of CORCEPT.

(b)	All data, documents, information, reports and other materials provided by CORCEPT to ICON and all data, documents, information, reports or other materials generated by clinical investigators for ICON and all data, documents, information, reports or other materials prepared by ICON for CORCEPT in connection with the Projects conducted under this Master Agreement, shall be the sole and exclusive property of CORCEPT.

All of ICON’s employees, independent contractors, consultants, and agents (including without limitation ICON Personnel) who will participate in the performance of the Services have executed or will execute agreements that obligate such individual to assign to ICON any interest he or she may have in any items or information that is owned by CORCEPT pursuant to this Section 5.9 so that ICON can assign such items or information to CORCEPT as provided in this Section 5.9.

5.10	Cooperation by ICON to Prosecute Protection – Upon CORCEPT’s request and at CORCEPT’s sole expense, ICON shall execute such documents and take such actions as CORCEPT deems necessary or appropriate to obtain patent or other proprietary protection in CORCEPT’s name concerning any of the foregoing. The obligations of Sections 5.1 through 5.9 of this Master Agreement shall apply to ICON Personnel involved in the provision of the Services under this Master Agreement and ICON agrees to cause such ICON Personnel to execute agreements ensuring compliance with Sections 5.1 through 5.9 of this Master Agreement.

5.11	Licenses – CORCEPT warrants either (i) that it has valid and subsisting MedDRA and WHODrug licenses or (ii) by accepting ICON deliverables, CORCEPT accepts responsibility for obtaining all required licenses under third party intellectual property rights necessary to view, use and possess such data.

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CORCEPT	Page 14

6	LIABILITY & INDEMNITY

6.1	Indemnification by ICON – ICON warrants that it will provide the Services with reasonable care and skill and hereby agrees to indemnify CORCEPT and its officers, directors, employees and agents (subject to the provisions of Sections 6.5 and 6.6 of this Master Agreement) from any loss, damage, cost or expense (including reasonable attorney’s fees) (“Loss”) arising from any third party claim, demand, assessment, action, suit or proceeding (“Claim”) arising as a result of ICON’s (i) breach of ICON’s representations, warranties and covenants under this Master Agreement; or (ii) negligence, gross negligence or intentional misconduct or inaction; provided that if such Loss or Claim arises in whole or in part from CORCEPT’s negligence, gross negligence or intentional misconduct or inaction or breach by CORCEPT of CORCEPT’s representations, warranties and covenants under this Master Agreement, then the amount of the Loss that ICON shall indemnify CORCEPT for shall be reduced by an amount in proportion to the percentage of CORCEPT’s responsibilities for such Loss as determined by a court of competent jurisdiction in a final and non-appealable decision or in a binding settlement between the Parties.

6.2	Indemnification by CORCEPT – CORCEPT hereby agrees to indemnify ICON and its officers, directors, employees and agents from Loss arising from any Claim arising as a result of (i) CORCEPT’s breach of CORCEPT’s representations, warranties and covenants under this Master Agreement; (ii) CORCEPT’s negligence, gross negligence or intentional misconduct or inaction; or (iii) provision of Services pursuant to and in accordance with a Protocol and this Master Agreement (to the extent not caused by actions or inactions of ICON); provided that if such Loss or Claim arises in whole or in part from ICON’s negligence, gross negligence or intentional misconduct or inaction or breach of by ICON of ICON’s representations, warranties and covenants under this Master Agreement, then the amount of the Loss that CORCEPT shall indemnify ICON for shall be reduced by an amount in proportion to the percentage of ICON’s responsibilities for such Loss as determined by a court of competent jurisdiction in a final and non-appealable decision or in a binding settlement between the Parties.

6.3	Obligations of the Parties – Each indemnitee seeking indemnity under this Section 6 (the “Indemnitee”) must:

(a)	promptly notify the other Party (the “Indemnifying Party”) of any such Claims against it.

(b)	authorize and permit the Indemnifying Party to conduct and exercise sole control of the defense and disposition (including without limitation all decisions relative to litigation, appeal or settlement) of such Claims (including without limitation access to pertinent records and documents and provision of relevant testimony) and to determine the scope of its obligations hereunder.

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CORCEPT	Page 15

(c)	subject to the foregoing, be permitted to participate in the defense of any such Claims at its own cost and expense and, notwithstanding the foregoing, the Indemnitee’s prior written consent shall be required for any settlement involving injunctive or other equitable relief against it, its assets, employees or business, or admitting liability on the part of the Indemnitee, which consent shall not be unreasonably withheld or delayed.

6.4	Notice of Claim – Indemnitee will tender to the Indemnifying Party the defense of any Claim by giving the Indemnifying Party notice of such Claim (including without limitation a copy of any such Claim served upon Indemnitee), within ten (10) business days after such Claim was served upon Indemnitee; provided, however, that the failure of a ICON or CORCEPT, as applicable, to provide notice within the specified time period will not relieve the Indemnifying Party from its obligations hereunder except to the extent it has been prejudiced by the failure to give timely notice. The Indemnifying Party shall defend Indemnitee from any Claim so tendered to it at its sole cost and expense and shall keep Indemnitee informed as to the progress of its defense and the disposition (including, without limitation, settlement, litigation or appeal) of any such Claims.

6.5	[*].

6.6	Personal Injury – Nothing herein shall purport to exclude or restrict liability of either or both of ICON or CORCEPT for death or personal injury howsoever occasioned.

6.7	Maintenance of Insurance – ICON and CORCEPT shall each at their own expense obtain and maintain insurance of a type and amount adequate to cover all loss, damage, liability, or costs with respect to which it is liable to indemnify the other under the provisions of this Section 6 and shall not do or omit any act, matter, or thing which may prejudice or render voidable any such insurance. All insurance must be provided by carriers with A.M. Best or S&P ratings of “A VII” or better and must be with insurance companies lawfully authorized to do business in the jurisdiction in which the services are to be performed.

More specifically:

a)	CORCEPT shall obtain and maintain Product and clinical trial liability insurance with respect to bodily injury and property damage, in a minimum amount of [*], with such product and clinical trial liability insurance coverage continuing for a period of five (5) years following the close of the clinical trial. CORCEPT shall list ICON as an additional insured on CORCEPT’s product and clinical trial liability insurance policies.

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CORCEPT	Page 16

b)	[*].

Additionally, ICON and CORCEPT shall each obtain and maintain insurance as follows:

b)	General commercial liability insurance, in a minimum amount of $1,000,000 per each occurrence, $2,000,000 in general aggregate coverage, and $1,000,000 for personal & advertising injury; and

c)	Workers’ compensation insurance and employers’ liability insurance in the state in which the work is to be performed and elsewhere as may be required and shall include minimum coverage as follows:

Bodily injury by accident: $1,000,000 for each accident;

Bodily injury by disease: $1,000,000 for each employee; and

Bodily injury by disease: $1,000,000 policy limit; and

d)	Commercial automobile liability insurance for all owned, hired and non-owned vehicles with a per accident limit of $1,000,000; and

e)	Commercial umbrella liability insurance with an occurrence limit of [*]; and an aggregate limit (where applicable) of [*]. Such commercial umbrella liability insurance policy shall be in excess of the commercial general liability, commercial automobile liability, and employers’ liability insurance policies.

f)	Prior to commencement of any work under this Master Agreement, each of ICON and CORCEPT shall, at its sole expense, maintain the required insurance on its own behalf, and shall furnish to the other party, Certificates of Insurance evidencing same and reflecting the effective date of such coverage.

7	REPRESENTATIONS, WARRANTIES, AND COVENANTS

7.1	Each of ICON and CORCEPT hereby represents, warrants, and covenants that:

(a)	it has the full right and authority to enter into this Master Agreement; no consent or authorization not obtained prior to the Effective Date is necessary to be obtained; and it is not aware of any impediment which would substantially impair its ability to perform the terms and conditions imposed on it by this Master Agreement;

(b)	it has the legal right and power to fully perform its obligations hereunder; and

(c)	it has not made nor will it make any commitments to others [*] or in derogation of such rights or this Master Agreement.

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CORCEPT	Page 17

7.2	CORCEPT hereby represents, warrants, and covenants to ICON that:

(a)	CORCEPT is a corporation validly organized under the laws of Delaware and is authorized to do business to the extent necessary to fulfill its obligations hereunder; and

(b)	CORCEPT is not aware of any pending or threatened litigation, nor has it received any written communications, alleging that it has violated or would violate, through performance of the Services (and except with respect to any data, information, technology, items or inventions provided by ICON) any intellectual property or other rights of any third party.

7.3	ICON hereby represents, warrants, and covenants to CORCEPT that:

(a)	ICON is a limited partnership validly organized under the laws of Delaware and is authorized to do business to the extent necessary to fulfill its obligations hereunder; and

(b)	ICON has not used and will not use the services of any person debarred, under the U.S. Generic Drug Enforcement Act of 1992, 21 U.S.C. Sections 335(a) and (b), as amended (GDEA), in connection with any of the Services performed pursuant to this Master Agreement. ICON agrees to notify CORCEPT promptly in the event it becomes known to ICON that any person so used in connection with the Services ever becomes debarred under the GDEA. Upon request by CORCEPT, ICON agrees to provide a list of persons used to perform the Services provided pursuant to this Master Agreement who, to ICON’s knowledge, within the five (5) years preceding the effective date of this Master Agreement, or subsequent to such effective date, were or are convicted of one of the criminal offenses required by the GDEA to be listed in any application for approval or an abbreviated application for drug approval; and

(c)	[*].

7.4	Securities Laws – The Parties hereby acknowledge that ICON is publicly traded on the NASDAQ National Market System under the respective symbol “ICLR” and CORCEPT is publicly traded on the NASDAQ National Market System under the respective symbol “CORT.” The Parties are aware that the United States and individual states’ securities laws prohibit any person who has material, nonpublic information concerning a company from purchasing or selling securities of that company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Nonpublic information concerning ICON and/or CORCEPT that may be deemed material includes, without limitation, results from any tests or trials conducted pursuant to this Master Agreement.

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CORCEPT	Page 18

7.5	Limitation of Warranties – EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 7, NEITHER ICON NOR CORCEPT MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR USE, ANY WARRANTY OF NON-INFRINGEMENT, OR ANY OTHER STATUTORY WARRANTY.

8	GENERAL PROVISIONS

8.1	Assignment – This Master Agreement and subsequent Project Contracts may not be assigned by either Party without the prior written consent of the other Party, which consent may not be unreasonably withheld. Notwithstanding anything to the contrary in this Master Agreement, in the event of a change in control of either Party, whether by operation of law or otherwise, or in the event of a sale of all or substantially all of the assets of either Party, no prior written consent for assignment shall be required. [*]. No assignment of this Master Agreement or of any rights hereunder shall relieve the assigning Party of any of its obligations or liability under this Master Agreement. Any assignment in breach of this Section 8.1 shall be null, void, and of no effect.

8.2	Subcontracting – ICON shall be entitled to use agents and subcontractors in the provision of Services under this Master Agreement, provided that ICON will be responsible for the acts and omissions of such agents and subcontractors as if the Services were performed by ICON.

8.3	Notices – Any notice or other communication to be given under this Master Agreement shall be in writing and shall be delivered personally; or sent by first-class, certified, pre-paid U.S. Mail, return receipt requested; or by overnight delivery service via a nationally recognized courier; addressed as follows:

If to CORCEPT:	Corcept Therapeutics Incorporated
149 Commonwealth Drive
Menlo Park, California 94025
Attention: Mark Strem, Director, Business Operations

If to ICON to:	ICON Clinical Research, L. P.
c/o ICON Clinical Research, Inc.
Attn.: Jennifer Pone
Director, Contracts 212 Church Road
North Wales, PA 19454

With copy to:	Clifford K. Weber, Esq.
Corporate Attorney
ICON Clinical Research, Inc.
212 Church Road North Wales, PA 19454

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CORCEPT	Page 19

or to such other designation as either ICON or CORCEPT may hereafter notify the other in accordance with other provisions in this Section 8.3. This Section 8.3 is not intended to govern day to day business communications necessary for the performance of routine duties arising under a separate Project Contract.

8.4	Delivery – All such notices or other communications shall be deemed to have been served as follows:

(a)	if delivered personally, at the time of such delivery; or

(b)	if sent by first-class, certified, pre-paid U.S. Mail, return receipt requested, at the time of such receipt.

8.5	Modification & Waiver – No modification of this Master Agreement shall be deemed effective unless in writing and signed by each of the Parties, and no waiver of any right set forth herein shall be deemed effective unless in writing and signed by the Party against whom enforcement of the waiver is sought.

8.6	Severability – If any provision of this Master Agreement or any Project Contract or portion thereof is held to be unenforceable or invalid by a court of competent jurisdiction, the validity and enforceability of the enforceable portion of any such provision and/or the remaining provisions shall not be affected thereby.

8.7	Integration of Master Agreement – This Master Agreement represents the entire agreement between the Parties and supersedes all prior negotiations, representations or agreements, written or oral, regarding the terms described herein. All attachments and exhibits attached hereto shall be deemed to be fully incorporated into this Master Agreement. Additionally, each Project Contract negotiated pursuant to this Master Agreement is incorporated into and made part of this Master Agreement by reference.

8.8	Descriptive Headings – The descriptive headings of the sections of this Master Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof.

8.9	Force Majeure – Neither ICON nor CORCEPT shall be liable for any failure to perform or delay in performing any obligations under this Master Agreement if such failure or delay is due to fire, flood, earthquake, strike or any other industrial disturbance, war (declared or undeclared), embargo, blockade, legal prohibition, riot, insurrection or any other cause beyond the control of such defaulting Party preventing or delaying the performance of such obligations; provided that such obligations shall be performed immediately upon the termination of such cause and provided further that in the event of such failure or delay continuing for more than two (2) months either ICON or CORCEPT may, without incurring liability to the other, terminate this Master Agreement immediately by written notice to the other Party.

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CORCEPT	Page 20

8.10	Use of Name – Each of ICON and CORCEPT, on behalf of itself, its employees and agents, agrees not to use the name of the other Party or its employees or agents in any publication, promotional material or other written or oral statement for public distribution, relative to the subject matter or existence of this Master Agreement, except as otherwise required by Applicable Law, Regulations, Guidelines and Standards or previously consented to in writing by the other Party.

8.11	Governing Law; Dispute Resolution – This Master Agreement shall in all respects (including the formation thereof and performance thereunder), be governed by and construed in accordance with the laws in force in the State of Delaware without giving effect to any choice of law principle or rule that would result in the application of the laws of any State other than the State of Delaware. The appropriate contract managers or other designated individuals representing both Parties shall meet and attempt in good faith to settle any dispute, claim or controversy arising out of or relating to the interpretation, performance or breach of this Master Agreement (the “Dispute”). In the event that the Parties cannot resolve such a Dispute after a good faith effort to settle such Dispute, then the Parties may resolve such Dispute through litigation. The Parties hereby submit to the jurisdiction of the courts of the State of Delaware for resolution of any and all such Disputes.

8.13	Counterparts – This Master Agreement may be executed in two (2) counterparts each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. This Master Agreement shall not be binding until ICON receives a signed original from CORCEPT.

IN WITNESS WHEREOF, the Parties have caused this Master Agreement to be duly executed by their authorized representatives as of the Effective Date.

ICON Clinical Research, L. P.		Corcept Therapeutics Incorporated

Signed:	/s/ David Peters	Signed:	/s/ Robert L. Roe, M.D.
	David Peters		Robert L. Roe, M.D.
	Vice President, Finance		President

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CORCEPT	Page 21

ATTACHMENT A

SAMPLE PROJECT CONTRACT

This Project Contract is issued pursuant to the Master Agreement dated              between Corcept Therapeutics Incorporated (“CORCEPT”) and ICON Clinical Research, L. P., acting for and on behalf of itself and its Corporate Affiliates (“ICON” and, together with CORCEPT, the Parties). Except as modified by this Project Contract, the terms and conditions of the Master Agreement are incorporated herein by reference and shall govern the performance of the Parties’ duties under this Project Contract. Capitalized terms used herein and not otherwise defined are used as defined in the Master Agreement.

1.	Protocol. The study to be performed is entitled “ , Protocol Number version [insert version number], dated [insert date of protocol]” (the “Study”), and is set forth in the Protocol attached as Exhibit A and incorporated herein by reference. For purposes of this Project Contract, the study drug for the Study is defined as (the “Study Drug”).

2.	ICON Proposal. The Services to be performed by ICON for the Study are set forth in the proposal attached as Exhibit B and incorporated herein by reference.

3.	Budget and Payment Schedule. In consideration for ICON’s Services under this Project Contract, CORCEPT agrees to pay ICON in accordance with the budget and payment schedule set forth in the attached Exhibit C and incorporated herein by reference. The total amount payable by CORCEPT to ICON under this Project Contract for direct labor costs shall in no way exceed MAXIMUM_COMPENSATION ($XXXXX) without prior written consent of both Parties. All pass-through costs are estimated.

4.	Transfer of Obligations. Pursuant to 21 CFR §312.52, CORCEPT, as sponsor of the Study, hereby transfers to ICON and ICON hereby assumes all the obligations of CORCEPT for the Services set forth in Exhibit B and included on Form FDA 1571, Section 13. CORCEPT shall retain the right to assume any of the duties delegated to ICON at any time and the Services and Exhibits B and C shall be adjusted accordingly.

5.	Key Personnel. ICON agrees to use its best efforts to maintain continuity in ICON Personnel assigned to perform the Services, which ICON Personnel are named in the attached Exhibit D.

6.	Term. This Project Contract shall begin as of DATE (“Project Effective Date”) and shall be completed by DATE [OR when all of the Services are fully performed in accordance with Exhibit B], unless terminated earlier pursuant to Section 3.3 of the Master Agreement.

[Note: Include any other terms and conditions that may be required which are specific to this study.]

1	Attachment A to Master Services Agreement

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.	Notices. Notices relating to this Project Contract shall be delivered in accordance with the Master Agreement and addressed as follows:

If to CORCEPT:	Corcept Therapeutics Incorporated
149 Commonwealth Drive
Menlo Park, California 94025
Attention: Robert L. Roe, M.D.
Fax: (650) 327-3218

If to ICON:	ICON Clinical Research, L. P.
c/o CON Clinical Research, Inc.
CONTRACT ANALYST NAME
TITLE
212 Church Road
North Wales, PA 19454
Fax: (215) 616-8587

With a copy to:	ICON Clinical Research, L. P.
c/o CON Clinical Research, Inc.
ICON_PROJECT CONTACT
CONTACT_TITLE
ADDRESS
CITY, STATE ZIP

And a copy to:	Clifford K. Weber, Esq.
Corporate Attorney
ICON Clinical Research, Inc.
212 Church Road
North Wales, PA 19454

8.	Invoices and Payments. All ICON invoices should be forwarded to CORCEPT as follows:

[Address redacted.]

All payments should be forwarded to ICON pursuant to Section 4.5 of the Master Agreement as follows. Payments shall be in the form of a check drawn on a U.S. bank, payable to ICON Clinical Research, L. P. and mailed to:

[Address redacted.]

9.	Exhibits. The Exhibits attached hereto form an integral part of this Project Contract and are hereby incorporated by reference.

10.	Entire Agreement. With respect to the Services performed under this Project Contract, this Project Contract, including the attached Exhibits, and the Master Agreement contain the entire agreement of the Parties. Any modifications to this Project Contract must be in writing and signed by the Parties.

2	Attachment A to Master Services Agreement

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have executed this Project Contract as of the dates stated below.

ICON Clinical Research, L. P.	Corcept Therapeutics Incorporated

By:	By:
David Peters	Robert L. Roe, M.D.
Vice President, Finance	President
Date:	Date:

3	Attachment A to Master Services Agreement

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ATTACHMENT B

LABORATORY SERVICES APPENDIX

The following provisions shall apply solely with respect to Services performed on behalf of ICON by ICON CENTRAL LABORATORIES, INC. (hereinafter referred to as “ICON CENTRAL”):

1. Terms. Capitalized terms not defined in this Attachment B shall have the meanings set forth in the Master Agreement.

2. Fees. CORCEPT shall pay the fees set forth in the applicable Proposal attached to the Project Contract (or any Exhibit thereto) in consideration of ICON CENTRAL providing the Services set forth therein.

The fees ICON CENTRAL may charge shall remain at the level indicated in the Proposal for a minimum period of [*] following the effective date of that Proposal. ICON CENTRAL shall be entitled on the giving of at least sixty (60) days written notice, to increase, but shall not be required to decrease, the level of the fees by a maximum of a percentage figure equivalent to [*]. Any such increase shall take effect on the [*] following such notice. In the event that any such increase is made, the revised fees shall be deemed to form part of the Project Contract and shall be incorporated into this Laboratory Services Appendix.

CORCEPT shall reimburse ICON CENTRAL all Expenses (as defined below). ICON CENTRAL shall invoice CORCEPT for reimbursement of Expenses in arrears, and CORCEPT shall reimburse ICON CENTRAL for Expenses so invoiced within thirty (30) days after the date receipt by CORCEPT of the applicable invoice. Any such Expenses for which the precise amount is not specified in the Proposal shall be reimbursed at actual cost. For purposes of this Laboratory Services Appendix, “Expenses” means (i) all costs set forth in the Proposal, including without limitation all reasonable courier and shipping costs (including packaging and dry ice), and (ii) any other disbursements or out of pocket expenses incurred in the provision of the Services other than those expenses detailed in “(i)” above; provided that the prior written consent of CORCEPT shall have been obtained by ICON CENTRAL before such other disbursements or out of pocket expenses have been incurred.

All fees and Expenses shall be invoiced and paid in United States dollars unless otherwise indicated.

Notwithstanding anything to the contrary, in no event shall any expense be double-counted or included in Expenses if such expense has already been accounted for in the Master Agreement.

3. Service Mechanics.

(a) ICON CENTRAL shall use reasonable efforts to ensure that consistent test methodologies and reference ranges are used at all times during the provision of the Services. In the event that any test kit or any other equipment or substance used by ICON CENTRAL in the

CORCEPT	1	Attachment B to Master Services Agreement

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

provision of the Services becomes unsuitable or unavailable (e.g. product discontinuation or FDA mandate), upon prior mutual written agreement of the Parties, ICON CENTRAL may adopt the methodologies and reference ranges of any alternative test kits or equipment or substance which ICON CENTRAL deems reasonably appropriate for the continued provision of the Services, provided that ICON CENTRAL shall give CORCEPT a minimum of sixty (60) days prior written notice of any revised methodologies or reference range before adoption of the same, and ICON CENTRAL shall make available to CORCEPT the supporting clinical data relevant to such revised methodologies and reference ranges. The Parties agree that all tests kits shipped under this Laboratory Services Appendix shall remain ICON CENTRAL’s property until CORCEPT pays the applicable Fees therefor in accordance with Section 2 of this Laboratory Services Appendix and the applicable Proposal. In the event any test kits are shipped, but not used, CORCEPT shall be responsible for proper disposal of such test kits in accordance with applicable law.

(b) IATA. The Parties acknowledge to each other that the shippers of all infectious materials under this Laboratory Services Appendix are required to be certified under the pertinent regulations of the International Air Transport Association (“IATA”) relating to the handling and transportation of infectious materials and that the shippers (investigator sites) are responsible to comply with all pertinent IATA regulations.

(c) In the event that ICON CENTRAL is delayed in commencing provision of the Services or the provision of the Services is interrupted and such delay or interruption is the direct and sole result of any act or omission of CORCEPT, ICON CENTRAL shall submit a proposal to CORCEPT detailing expenses incurred by ICON CENTRAL or its affiliates as a direct result of such delay or interruption (including without limitation administration costs, supply costs and courier and/or shipping costs). The Parties agree to use commercially reasonable efforts to negotiate and agree in good faith on the appropriate amount of expenses for which CORCEPT shall reimburse ICON CENTRAL in connection with such proposal.

(d) In the event that CORCEPT wishes to substantially alter the number of individual tests specified in the Proposal and upon which the Proposal is based or in some other way change significantly the nature or level of service to be provided by ICON CENTRAL (including but not limited to the preparation of additional management reports), or if the Parties agree to amend or revise the Protocol, the Parties shall enter into negotiations in good faith for purposes of amending the Proposal and the Fees to be charged with respect to the Service. The revised Fees and Proposal provisions agreed upon shall then be deemed automatically to form part of the Proposal and to be incorporated in this Laboratory Services Appendix.

4. Investigator Meetings. CORCEPT may require a representative from ICON CENTRAL to attend, and such representative from ICON CENTRAL shall attend, meetings for the purpose of training the representatives of CORCEPT and any third parties in connection with provision of the Service provided that:

(a) all such meetings shall be at times and locations as mutually agreed between the Parties;

CORCEPT	2	Attachment B to Master Services Agreement

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) ICON CENTRAL shall only be required to attend one (1) meeting for each Project during the term of the Master Agreement. In the event that ICON CENTRAL agrees to attend more than one (1) meeting for each Project, ICON CENTRAL shall be entitled, at its sole discretion, to charge CORCEPT Five Hundred Dollars ($500) per day (or any part thereof) for which ICON CENTRAL attends such meetings in excess of the one (1) day referred to above and such charges shall be deemed to be Expenses for the purposes of this Laboratory Services Appendix; and

(c) in addition to the charges referred to in subsection (b) above, CORCEPT shall reimburse the reasonable costs and expenses (including without limitation travel and accommodation expenses) of ICON CENTRAL incurred while attending any such meetings and such costs and expenses shall be deemed to be Expenses for the purposes of this Laboratory Services Appendix.

5. Audits. CORCEPT and/or its agents may visit the premises of ICON CENTRAL and have supervised access to its systems to audit ICON CENTRAL and/or its affiliates with respect to its provision of the Service provided that:

(a) CORCEPT shall give ICON CENTRAL ten (10) days prior written notice of any proposed visit or audit, identifying the individuals it is requesting to carry out the visit or audit, provided that at least thirty (30) days prior written notice should be required for any review by CORCEPT of any ICON CENTRAL written documents that were prepared more than one hundred eighty (180) days before the date of the proposed visit or audit; and

(b) in the event that ICON CENTRAL reasonably believes that it would be contrary to its business interests to have a specific individual present on ICON CENTRAL premises during any audit (because, e.g., such individual(s) is employed by or otherwise affiliated with a competitor of ICON CENTRAL), ICON CENTRAL shall be entitled to require that CORCEPT conduct its visit or audit with a substitute individual who is reasonably acceptable to ICON CENTRAL.

6. Records. ICON CENTRAL shall maintain relevant data records pertaining to the Services performed as outlined in ICON CENTRAL quality system documents for a period required by applicable law and in accordance with the obligations of confidentiality and non-use set forth for ICON in the Master Agreement. Such records shall be maintained in a proper and ordered manner. CORCEPT shall be entitled to obtain copies of any of the Records at any time maintained by ICON CENTRAL provided that the provision of such copies of records shall be in accordance with the Protocol and the Proposal; and

After the required maintenance requirements under applicable law have expired, ICON CENTRAL may give notice to CORCEPT requesting that CORCEPT specify whether it requires the ICON CENTRAL and/or any of its affiliates, as applicable, to continue to maintain such records or whether such records should be destroyed. In the event that CORCEPT requires that such records be destroyed it shall reimburse ICON CENTRAL the reasonable costs and expenses of destroying such records. In the event that CORCEPT requires that ICON CENTRAL continue to maintain such records, CORCEPT shall reimburse ICON CENTRAL its reasonable costs and expenses for maintaining such records. In the event that CORCEPT fails to respond to such notice within thirty (30) days, ICON CENTRAL shall be entitled to dispose of the records in a

CORCEPT	3	Attachment B to Master Services Agreement

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

reasonable and appropriate manner (provided that it complies with the obligations of confidentiality and non-use set forth for ICON in the Master Agreement) and, following such disposal, provided that ICON CENTRAL disposed of the records in compliance with this Section 6, neither ICON CENTRAL nor its affiliates shall have any liability to CORCEPT in respect of such disposal of the records whatsoever and CORCEPT shall reimburse the reasonable costs and expenses of ICON CENTRAL in disposing of the records.

7. No Set Off.

(a) All payments to be made under this Laboratory Services Appendix shall be made in full without any set-off, restriction or condition and without any deduction (unless agreed upon by both Parties) for or on account of any counterclaim.

(b) All payments to be made under this Laboratory Services Appendix shall be made in full without deduction or withholding of or with respect to any tax, unless the Party making such payment is required by law to make any such deduction or withholding on behalf of the receiving Party.

8. [*].

9. Conflict. To the extent there is any conflict between the provisions of this Laboratory Services Appendix and the provisions of the Master Agreement to which it is attached, the provisions of the Master Agreement shall govern.

CORCEPT	4	Attachment B to Master Services Agreement

[*] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.